EXHIBIT "99"

                                                                                                                                         News Release
                                                                                                                                        Cory T. Walker
January 14, 2004                                                                                                            Chief Financial Officer
                                                                                                                                       (386) 239-7250

BROWN & BROWN, INC.
2003 RESULTS SET RECORD LEVELS
FOR REVENUES AND INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE: BRO) today announced record earnings for 2003, the eleventh consecutive year the Company has hit record highs in both revenues and income. Net income for 2003 rose to $110,322,000, or $1.60 per share, an increase of 32.7% over the $83,122,000, or $1.22 per share earned in 2002. Total revenues for the year rose to $551,040,000, up 20.9% compared with $455,742,000 attained in 2002.

During the fourth quarter of 2003 net income increased to $25,800,000, or $0.37 per share, compared with 2002 fourth quarter net income of $21,380,000 or $0.31 per share, a 20.7% increase. Total revenues for the fourth quarter of 2003 was $134,901,000, a 13.2% increase over 2002 fourth quarter revenues of $119,147,000.

J. Hyatt Brown, Chairman and Chief Executive Officer, said of the results, “Year 2003 was a continuation of our commitment made eleven years ago to grow earnings per share 15% or more, ad infinitum.  The actual 2003 earnings per share growth of 31.1% is very pleasing to all of the Brown & Brown team who have performed so well in a changing market.  Our operating margin (income before income taxes and minority interest with interest expense and amortization expense added back) grew positively from 33.7% in 2002 to 35.9% in 2003.  We are very focused on our intermediate term goal of B-40 - $1 billion dollars of revenues and a 40% operating profit margin.  We view 2004 as another step toward reaching that goal.”

Jim W. Henderson, President and Chief Operating Officer noted, “We are seeing stronger real interest in the acquisition and merger arena than we saw in early 2003.  As we move into 2004, more and more entrepreneurs seem to be recognizing the value of joining forces with larger, stronger partners, like Brown & Brown, and are more inclined to pull the trigger.”

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care programs. Providing service to business, public entity, individual and trade and association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disasterthat affects certain areas of the States of Arizona, California, Florida, New York, and/or Washington, where significant portions of the Company’s business are concentrated.  All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

# # # # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
  (in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31		December 31

REVENUES

	2003	2002	2003	2002
Commissions and fees	$131,632	$117,402	$545,287	$452,289
Investment income	344	723	1,428	2,945
Other income, net	2,925	1,022	4,325	508
Total revenues	134,901	119,147	551,040	455,742

EXPENSES
Employee compensation and benefits	67,157	60,224	268,372	224,755
Non-cash stock grants compensation	448	798	2,272	3,823
Other operating expenses	18,503	19,381	74,617	66,554
Amortization	4,508	3,848	17,470	14,042
Depreciation	2,141	1,926	8,203	7,245
Interest	813	1,103	3,624	4,659
Total expenses	93,570	87,280	374,558	321,078

Income before income taxes and minority interest	41,331	31,867	176,482	134,664

Income taxes	15,531	9,721	66,160	49,271

Minority interest, net of income tax	-	766	-	2,271

Net income	$ 25,800	$ 21,380	$110,322	$ 83,122
	======	======	=======	======

Net income per share:
Basic	$0.38	$0.31	$1.61	$1.24
	====	====	====	====
Diluted	$0.37	$0.31	$1.60	$1.22
	====	====	====	====

Weighted average number of shares outstanding:
Basic	68,532	68,187	68,327	67,283
	=====	=====	=====	=====
Diluted	68,964	68,953	68,897	68,043
	=====	=====	=====	=====

Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2003
  (in thousands)
(unaudited)

Quarter

		Quarter	Total	Total	Less	Internal
	Ended	Ended	Net	Net	Acquisition	Net
	12/31/03	12/31/02	Change	Growth %	Revenues	Growth %

Florida Retail	$ 33,148	$ 31,514	$ 1,634	5.2%	$ 287	4.3%
National Retail	31,372	30,749	623	2.0%	2,783	(7.0)%
Western Retail	24,150	18,300	5,850	32.0%	4,744	6.0%

     Total Retail

	88,670	80,563	8,107	10.1%	7,814	0.4%

Professional Programs	9,627	6,565	3,062	46.6%	2,420	9.8%
Special Programs	16,300	11,631	4,669	40.1%	1,967	23.2%
Total Programs	25,927	18,196	7,731	42.5%	4,387	18.4%

Brokerage

	7,466	6,179	1,287	20.8%	660	10.1%

TPA Services	6,612	5,755	857	14.9%	-	14.9%

Total Core Commissions
and Fees (1)	$128,675	$110,693	$17,982	16.2%	$12,861	4.6%
	=======	=======	======	=====	======	=====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended December 31, 2003 and 2002
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	12/31/03	12/31/02
Total core commissions and
fees(1)	$128,675	$110,693
Contingent commissions	2,957	3,513
Adjustment for upfront annual
commissions (2)	-	(492)
Divested business	-	3,688

Total Commission & Fees	$131,632	$117,402

(1)     Total core commissions and fees are our total commissions and fees less (i) contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) adjustment for upfront annual commissions (explained below), and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2)     Commissions from a Florida-based workers’ compensation carrier that changed its agency commission payment policy from paying on a monthly basis to paying on an up-front annual basis only for year 2002.  Beginning January 1, 2003, this carrier reverted back to paying commissions on a monthly basis.

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$ 56,926	$ 68,050
Restricted cash	116,543	102,993
Short-term investments	382	446
Premiums, commissions and fees receivable	146,672	144,244
Other current assets	22,943	16,527
Total current assets	343,466	332,260

Fixed assets, net	32,396	24,730
Goodwill, net	237,753	176,269
Other intangible assets, net	232,934	203,984
Investments	10,845	8,585
Deferred income taxes, net	-	1,788
Other assets	8,460	6,733
Total assets	$865,854	$754,349
	=======	=======

LIABILITIES

Current liabilities:
Premiums payable to insurance companies	$199,628	$191,682
Premium deposits and credits due customers	22,223	16,723
Accounts payable	11,282	12,284
Accrued expenses	49,691	44,545
Current portion of long-term debt	18,692	27,334
Total current liabilities	301,516	292,568

Long-term debt	41,107	57,585

Deferred income taxes, net	15,018	-

Other liabilities	10,178	10,754

Minority Interest	-	1,852

SHAREHOLDERS’ EQUITY

Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding, 68,561 at 2003 and 68,178 at 2002	6,856	6,818
Additional paid-in capital	170,130	159,564
Retained earnings	316,822	223,102
Accumulated other comprehensive income	4,227	2,106

Total shareholders’ equity	498,035	391,590

Total liabilities and shareholders’ equity	$865,854	$754,349
	=======	=======